                                                               Filed Pursuant to
                                                          Rule 424(b)(3) and (c)
                                                              File No. 333-43420


               PROSPECTUS SUPPLEMENT NO. 1 DATED NOVEMBER 17, 2000
                     TO PROSPECTUS DATED SEPTEMBER 12, 2000


                        DITECH COMMUNICATIONS CORPORATION
                        2,041,897 SHARES OF COMMON STOCK


         This Prospectus Supplement should be read in conjunction with the Prospectus dated September 12, 2000 (the "Prospectus"). The table on pages 11 through 14 of the Prospectus setting forth information concerning the Selling Stockholders is superseded by the following table:


                   SHARES BENEFICIALLY OWNED PRIOR TO OFFERING

SELLING STOCKHOLDER                                               NUMBER         PERCENT      SHARES BEING OFFERED
-------------------                                               ------         -------      --------------------
Ingenuous Corporation (1) ...............................        14,000             *                   14,000
Ingenuous Service Corporation (2) .......................        56,000             *                   56,000
Ingenuous Partnership (3)................................       673,334           2.30%                673,334
Nguyen Davis Living Trust Dated February 25, 1999 (4)....       212,773             *                  212,773
Shvarts Living Trust Dated September 26, 1994 ...........       123,893             *                  123,893
Richard Hardy (5)........................................       120,000             *                  120,000
Benchmark Capital Partners, L.P. +.......................       142,151             *                  142,151
Benchmark Founders' Fund, L.P. +.........................        19,867             *                   19,867
CGC Investors, L.P. +....................................         1,794             *                    1,794
Charter Growth Capital Co-Investment Fund, L.P. +........         5,383             *                    5,383
Charter Growth Capital, L.P. +...........................        28,712             *                   28,712
Comdisco, Inc. +.........................................         5,833             *                    5,833
David Britts +...........................................           126             *                      126
David Leyrer +...........................................           189             *                      189
Deutsche Bank AG, London +...............................         4,380             *                    4,380
DBS Technology Ventures, LLC (6) +.......................        10,713             *                   10,713
Finlayson Investments Pte, Ltd +.........................        23,927             *                   23,927
Foundation Capital Entrepreneurs Fund, LLC +.............         6,183             *                    6,183
Foundation Capital, L.P. +...............................        55,649             *                   55,649
Frank Quattrone +........................................           315             *                      315
George Boutros +.........................................           189             *                      189
Institutional Venture Management VII +...................         3,128             *                    3,128
IVP Founders Fund I, L.P. +..............................         4,623             *                    4,623
Institutional Venture Partners VII +.....................       151,275             *                  151,275
IVP Broadband Fund, L.P. +...............................         2,990             *                    2,990
John McQuillan +.........................................         4,151             *                    4,151
John McQuillan Rollover IRA +............................           876             *                      876
John Schmidt +...........................................           252             *                      252
Joseph Josephson +.......................................           126             *                      126
Kanematsu USA, Inc. +....................................         2,392             *                    2,392


SELLING STOCKHOLDER                                               NUMBER         PERCENT      SHARES BEING OFFERED
-------------------                                               ------         -------      --------------------
Kevin Fynn +.............................................            83             *                       83
Michael Kawai +..........................................         1,196             *                    1,196
Bradford C. O'Brien & Judith M. O'Brien, Trustees
UTA dated 7/1/92 (7) +...................................           502             *                      502
Paul Tashima +...........................................           598             *                      598
Robert Horning  +........................................           252             *                      252
Ronald V. Schmidt +......................................         1,256             *                    1,256
Bowman Capital Clipper Fund, L.P. (8) +    ..............           753             *                      753
Bowman Capital Crossover Fund "A", L.P. (9) + ...........         1,930             *                    1,930
Bowman Capital Crossover Fund, L.P. (10) + ..............       140,877             *                  140,877
VBW Raptor Fund, LLC ++..................................           338             *                      338
Vertex Technology Fund (II) Ltd. +.......................        23,926             *                   23,926
William Brady III +......................................           189             *                      189
William Lanfri +.........................................         1,770             *                    1,770
Will Weathersby +........................................           252             *                      252
WS Investment Company 97A +..............................         1,037             *                    1,037
WS Investment Company 98A +..............................           219             *                      219
Zigmantas L. Budrikis +..................................         1,453             *                    1,453
Robert M. Newman +.......................................        32,839             *                   32,839
Antonio Cantoni +........................................        23,242             *                   23,242
Gary B. Pennefather +....................................        23,242             *                   23,242
CRC-BTN Trust  +.........................................        32,537             *                   32,537
Kevin John Neil +........................................        11,156             *                   11,156
ATRI Trust +.............................................        16,761             *                   16,761
Alex Dobrushin +.........................................        13,622             *                   13,622
Hung L. Trang +..........................................         7,968             *                    7,968
Evan Petridis +..........................................         6,198             *                    6,198
Allen Adolph +...........................................         5,230             *                    5,230
Steve Morgan +...........................................         3,541             *                    3,541
GEM Consulting Pty Ltd., as trustee for the GEM Consulting
Trust +..................................................         3,632             *                    3,632
John Nirenstein +........................................           830             *                      830
David Zalatimo +.........................................           295             *                      295
Acuitive, Inc. +.........................................           207             *                      207
Judy Hershey +...........................................           186             *                      186
Colleen Martell +........................................           134             *                      134
Tiffany Goodyear +.......................................            31             *                       31
Lynne Verbeek +..........................................            29             *                       29
CY Software +............................................             8             *                        8
Stuart Goldstein +.......................................         3,762             *                    3,762
Barry Newberger +........................................           560             *                      560
Brian Corporation +......................................           415             *                      415
Venkat Manickavasagam +..................................           415             *                      415
Wlodzimierz Gornisiewicz +...............................           197             *                      197
Denise Savoie +..........................................           175             *                      175
Kim Hartley +............................................            43             *                       43
Sue Gellen +.............................................           116             *                      116
Betsy Wahlquist +........................................            19             *                       19
The 1999 Walker Family Trust.............................            16             *                       16
Timothy Savageaux........................................           331             *                      331
Extinction Asset Management..............................           663             *                      663
John Gaitanakis.........................................            32             *                       32
Alice Lepard.............................................            27             *                       27
Rosemary Math............................................            21             *                       21
Mark McNay...............................................           106             *                      106

                                       2.


SELLING STOCKHOLDER                                               NUMBER         PERCENT      SHARES BEING OFFERED
-------------------                                               ------         -------      --------------------
Tim Morgan...............................................            53             *                       53
Laurence Richardson......................................           106             *                      106
Scott Roth...............................................            80             *                       80
John Siegler.............................................            53             *                       53
Edward Straube...........................................           523             *                      523
Thomas Volpe.............................................           524             *                      524
Robert Whelan, Jr. ......................................           106             *                      106
Robert White.............................................            11             *                       11

   TOTAL SELLING STOCKHOLDER SHARES .....................                                            2,041,897

*  Less than 1% of the outstanding shares of common stock.

+ Approximately 11.3% of the shares are held in escrow pursuant to an Escrow Agreement, dated as of July 25, 2000, by and among Ditech, State Street Bank and Trust of California, N.A., as escrow agent, and William C. Nieto, as stockholders' agent.

++ All of the shares are held in escrow pursuant to an Escrow Agreement, dated as of July 25, 2000, by and among Ditech, State Street Bank and Trust of California, N.A., as escrow agent, and William C. Nieto, as stockholders' agent.

(1) Formerly Telinnovation Corporation. Includes 4,667 shares held in escrow pursuant to an Escrow Agreement, dated February 1, 2000, by and among Ditech, Ingenuous Corporation, Ingenuous Service Corporation, Ingenuous, Charles Davis, David Shvarts, and U.S. Trust Company, N.A., as escrow agent. Dr. Davis is currently our Executive Vice President and Chief Technology Officer - DSP Products, as well as an executive officer, director and principal stockholder of Ingenuous Corporation.

(2) Formerly Telinnovation Service Corporation. Includes 18,666 shares held in escrow pursuant to the Ingenuous Escrow Agreement. Dr. Davis is an executive officer and director of Ingenuous Service Corporation. The Nguyen Davis Living Trust Dated February 25, 1999, of which Dr. Davis serves as trustee, is a principal stockholder of Ingenuous Service Corporation.

(3) Formerly Telinnovation. Includes 336,667 shares held in escrow pursuant to the Ingenuous Escrow Agreement. Dr. Davis is a General Partner of Ingenuous.

(4) Dr. Davis is the trustee of the Nguyen Davis Living Trust Dated February 25, 1999.

(5) Includes 40,000 shares held in escrow pursuant to the Escrow Agreement dated February 1, 2000, by and among Ditech, Richard Hardy, and U.S. Trust Company, N.A., an escrow agent.

(6)  Formerly DMG Technology Ventures, L.L.C.

(7) Ms. Judith O'Brien is affiliated with WS Investment Company 97A and WS Investment Company 98A and owns approximately 12% of the shares held by such entities.

(8)  Formerly Spinnaker Clipper Fund, L.P.

(9)  Formerly Spinnaker Crossover Fund, L.P.

(10) Formerly Spinnaker Crossover Institutional Fund, L.P.


                                       3.